UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 30, 2016 (August 29, 2016)
____________________________________________________________
TerraForm Power, Inc.
(Exact name of registrant as specified in its charter)
 ______________________________________________________________

Delaware	001-36542	46-4780940
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I. R. S. Employer Identification No.)

7550 Wisconsin Avenue, 9th Floor, Bethesda, Maryland 20814
(Address of principal executive offices, including zip code)

(240) 762-7700
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On August 29, 2016, TerraForm Power Operating, LLC (“TerraForm Power”) entered into a fourth supplemental indenture (the “Fourth Supplemental Indenture”) to the indenture dated as of January 28, 2015, as supplemented by the first supplemental indenture, dated as of June 11, 2015, the second supplemental indenture, dated as of October 2, 2015, and the third supplemental indenture, dated as of March 30, 2016 (as so supplemented, the “January 2015 Indenture”), by and among TerraForm Power, as issuer, the Guarantors party thereto and U.S. Bank National Association, as trustee (the “Trustee”), following receipt of the requisite consents required to approve the amendments to the January 2015 Indenture, as described more fully below. The Fourth Supplemental Indenture, among other things, increases the interest rate payable on TerraForm Power’s 5.875% Senior Notes due 2023 (the “2023 Notes”) and requires TerraForm Power, upon the consummation of any transaction resulting in any person becoming the beneficial owner of 33.3% or more but less than or equal to 50% of the voting stock of TerraForm Power, Inc. (the “Company”), to make an offer to each Holder of the 2023 Notes to repurchase all or any part of that Holder’s 2023 Notes at a purchase price in cash equal to 101% of the aggregate principal amount of such 2023 Notes repurchased.

Also on August 29, 2016, TerraForm Power entered into a third supplemental indenture (the “Third Supplemental Indenture”) to the indenture dated as of July 17, 2015, as supplemented by the first supplemental indenture, dated as of October 2, 2015, and the second supplemental indenture, dated as of March 30, 2016 (as so supplemented the “July 2015 Indenture” and, together with the January 2015 Indenture, the “Indentures”), by and among TerraForm Power, as issuer, the Guarantors party thereto and the Trustee, following receipt of the requisite consents required to approve the amendments to the July 2015 Indenture, as described more fully below. The Third Supplemental Indenture, among other things, increases the interest rate payable on TerraForm Power’s 6.125% Senior Notes due 2025 (the “2025 Notes”) and requires TerraForm Power, upon the consummation of any transaction resulting in any person becoming the beneficial owner of 33.3% or more but less than or equal to 50% of the voting stock of the Company, to make an offer to each Holder of the 2025 Notes to repurchase all or any part of that Holder’s 2025 Notes at a purchase price in cash equal to 101% of the aggregate principal amount of such 2025 Notes repurchased.

The foregoing descriptions of the Fourth Supplemental Indenture and the Third Supplemental Indenture do not purport to be complete and are qualified in their entirety by reference to the Fourth Supplemental Indenture and Third Supplemental Indenture, respectively, which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01 Other Events.

On August 30, 2016, the Company issued a press release announcing the successful completion by TerraForm Power, the Company’s subsidiary, of TerraForm Power’s solicitation of consents from holders of the 2023 Notes and the 2025 Notes to obtain waivers relating to certain reporting covenants under the respective Indentures. Under the terms of the waivers, the deadline to comply with the reporting covenants in the Indentures relating to the filing of the Company’s Form 10-K for 2015 and Form 10-Q for the first quarter of 2016 was extended to December 6, 2016. Compliance with the reporting covenants in the Indentures relating to the filing of the Company’s Form 10-Q for the second quarter of 2016 was also waived until December 6, 2016, and consequently no event of default is expected to occur with respect to this Form 10-Q unless such Form 10-Q were not filed by early 2017. A copy of the press release is attached as Exhibit 99.1 to this Current Report on this Form 8-K and is incorporated by reference herein.

Item 9.01 Financial Statement and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Fourth Supplemental Indenture, dated as of August 29, 2016, among TerraForm Power Operating, LLC, as issuer, the Guarantors party thereto and U.S. Bank National Association, as trustee
10.2	Third Supplemental Indenture, dated as of August 29, 2016, among TerraForm Power Operating, LLC, as issuer, the Guarantors party thereto and U.S. Bank National Association, as trustee
99.1	Press release, dated August 30, 2016, titled “TerraForm Power Operating, LLC Announces Completion of Consent Solicitation”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TERRAFORM POWER, INC.

Date: August 30, 2016	By:	/s/ Rebecca Cranna
	Name:	Rebecca Cranna
	Title:	Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
10.1	Fourth Supplemental Indenture, dated as of August 29, 2016, among TerraForm Power Operating, LLC, as issuer, the Guarantors party thereto and U.S. Bank National Association, as trustee
10.2	Third Supplemental Indenture, dated as of August 29, 2016, among TerraForm Power Operating, LLC, as issuer, the Guarantors party thereto and U.S. Bank National Association, as trustee
99.1	Press release, dated August 30, 2016, titled “TerraForm Power Operating, LLC Announces Completion of Consent Solicitation”